INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of November 2, 2023, by and between Regency Centers Corporation, a Florida corporation (the “Corporation”), and [●] (“Indemnitee”).

WHEREAS, it is essential to the Corporation to retain and attract qualified, capable and experienced persons to serve as directors and officers;

WHEREAS, at the request of the Corporation, Indemnitee currently serves, or has been chosen to serve, as a director and/or officer of the Corporation or one or more of its subsidiaries;

WHEREAS, the Corporation and Indemnitee recognize the risk of litigation and other claims being asserted against directors and officers of public companies as a result of their service;

WHEREAS, the Restated Articles of Incorporation of the Corporation (the “Articles”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”) specifically authorize the Corporation to make provisions for the indemnification of its directors and officers to the fullest extent permitted by law, and Indemnitee will serve, or has been serving and continues to serve as a director and/or officer of the Corporation in part in reliance upon the Articles and the Bylaws; and

WHEREAS, in recognition of (1) Indemnitee’s need for substantial protection against personal liability; (2) the Corporation’s need to induce Indemnitee’s continued service to the Corporation in an effective manner; and (3) Indemnitee’s reliance on the Articles, and to provide Indemnitee with specific contractual assurance that the protection authorized in the Articles will be available to Indemnitee, the Corporation wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent permitted by law and as set forth in this Agreement and, if insurance is obtained, for the coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained, Indemnitee continuing to serve the Corporation directly, or at its request, to serve another enterprise, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Certain Definitions. In addition to the words and terms elsewhere defined in this Agreement, certain capitalized words and terms used herein shall have the meanings given to them by the definitions and descriptions in this Section 1, unless the context or use indicates another or different meaning or intent, and such definitions shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Agreement:
(a)
“Change of Control” means the first to occur of any of the following:

(i) an acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding Voting Securities (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation; (B) any acquisition by the Corporation; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation; or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 1(a);

(ii) a change in the composition of the board of directors of the corporation (the “Board”) such that the individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Corporation or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the Board (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) the approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(b)
“Expenses” means all costs, fees and expenses, including reasonable attorneys’ fees, paid or incurred in connection with investigating, defending, being or preparing to be a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding relating to any Indemnifiable Event. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 4 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.
(c)
“Indemnifiable Event” means any event or occurrence, whether before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity, or by reason of anything done or not done by Indemnitee in any such capacity.
(d)
“Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of this Agreement, who is experienced in matters of corporate law and who shall not have otherwise been retained by or performed services for (i) the Corporation or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnities under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, unless such conflict of interest is waived in writing by both the Corporation and Indemnitee.
(e)
“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding.

(f)
“Person” means a “person” as used in Sections 3(a)(9) and 13(d) of the Exchange Act.
(g)
“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
(h)
“Qualified Director” means a director who, at the time action is to be taken under this Agreement:
(i)
is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee;
(ii)
is not a director as to whom a transaction is a director’s conflict of interest transaction, which transaction is challenged in such Proceeding; and
(iii)
does not have a material relationship with a director who is disqualified by virtue of not meeting the requirements of subparagraph (i) or subparagraph (ii) of this definition.
(i)
“Reviewing Party” means:
(i)
if there are two or more Qualified Directors, by the Board by a majority vote of all of the Qualified Directors, a majority of whom shall for such purposes constitute a quorum, or by a majority of the members of a committee of two or more Qualified Directors appointed by such a vote; or
(ii)
by Independent Legal Counsel:
(A)
selected in the manner prescribed by paragraph (h)(i) of this definition; or
(B)
if there are fewer than two Qualified Directors, selected by the Board, in which selection directors who are not Qualified Directors may participate; or
(iii)
by the shareholders of the Corporation, but shares owned or voted under the control of a director or officer who, at the time of the determination, is not a Qualified Director or an officer who is party to the Proceeding for which indemnification is sought may not be counted as votes in favor of the determination.
(j)
“Voting Securities” means any securities of the Corporation which vote generally in the election of directors.
2.
Basic Indemnification Arrangement.
(a)
In the event that Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify Indemnitee to the full extent permitted by the Articles and the Florida Business Corporation Act as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Corporation, against any and all Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses) related to or arising from such a Proceeding including, without limitation, Proceedings brought by or in the right of the Corporation, Proceedings brought by third parties, and Proceedings in which the Indemnitee is solely deposed or called to testify as a witness.
(b)
If so requested in writing by Indemnitee, the Corporation shall advance (within five (5) business days of such request), to the fullest extent permitted by applicable law, any and all Expenses incurred in connection with any Proceeding by reason of (or arising in part out of) an Indemnifiable Event to Indemnitee (an “Expense Advance”). Without limiting the generality or effect of the foregoing, within five (5) business days of such request by Indemnitee, the Corporation shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In requesting an Expense Advance, Indemnitee shall include reasonable evidence of the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by law and by this Agreement has been met. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.
(c)
Notwithstanding the foregoing, (i) the obligations of the Corporation under this Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion to the Board in any case in which Independent Legal Counsel is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Corporation to make an Expense Advance pursuant to this Section 2 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Execution and delivery to the Corporation of this Agreement by Indemnitee constitutes an undertaking by Indemnitee to repay any amounts paid, advance or reimbursed by the Corporation in respect of any Expense Advance relating to, arising out of or resulting from any Proceeding in respect of which it shall be determined by the Reviewing Party, following final disposition of the Proceeding, that Indemnitee is not entitled to indemnification hereunder pursuant to applicable law. Indemnitee’s obligation to reimburse the Corporation for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d)
If there has not been a Change of Control (or if there has been a Change of Control which has been approved by a majority of the Board who were directors immediately prior to such Change of Control), the Reviewing Party shall be, if there are two or more Qualified Directors, the Board by a majority vote of all of the Qualified Directors, a majority of whom shall for such purposes constitute a quorum, or by a majority of the members of a committee of two or more Qualified Directors appointed by such a vote, or, if there are fewer than two Qualified Directors, by Independent Legal Counsel selected by the Board or such committee, in which selection directors who are not Qualified Directors may participate. If there has been such a Change of Control (other than a Change of Control which has been approved by a majority of the Board who were directors immediately prior to such Change of Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof and contemplated by the definition of Reviewing Party. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Florida having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.
3.
Change of Control. The Corporation agrees that if there is a Change of Control (other than a Change of Control which has been approved by a majority of the Board who were directors immediately prior to such Change of Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under the Articles, this Agreement or any other agreement or Bylaws now or hereafter in effect relating to Proceedings for Indemnifiable Events, the Corporation shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Corporation in the manner contemplated by this Agreement (which approval shall not be unreasonably withheld). Such Independent Legal Counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
4.
Indemnification for Additional Expenses. The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within five (5) business days of such request) advance such Expenses to Indemnitee which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement, the Articles or any Corporation Bylaw now or hereafter in effect relating to Proceedings for Indemnifiable Events, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.

5.
Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Losses related to a Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that a final, non-appealable decision of a court of competent jurisdiction has resulted in Indemnitee being successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
6.
Notification and Defense of Proceedings.
(a)
Notification of Proceedings. Indemnitee shall notify the Corporation in writing as soon as practicable of any Proceeding which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Proceeding, including therein or therewith such documentation or information as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification hereunder. The failure by Indemnitee to timely notify the Corporation hereunder shall not relieve the Corporation from any liability hereunder unless the Corporation’s ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Corporation has directors’ and officers’ liability insurance or any other insurance in effect under which coverage for Proceedings related to Indemnifiable Events is potentially available, the Corporation shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Corporation shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Corporation and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Corporation.
(b)
Defense of Proceedings. The Corporation shall be entitled to participate in the defense of any Proceeding relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Corporation so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee (the consent to which shall not be unreasonably withheld, conditioned or delayed by Indemnitee). After notice from the Corporation to Indemnitee of its election to assume the defense of any such Proceeding, the Corporation shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Proceeding, but all Expenses related to such counsel incurred after notice from the Corporation of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Corporation, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Corporation in the defense of such Proceeding, (iii) after a Change of Control, Indemnitee’s employment of its own counsel has been approved by the Independent Legal Counsel or (iv) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, one local counsel per jurisdiction in respect of any such Proceeding) and all Expenses related to such separate counsel shall be borne by the Corporation.
7.
Presumption in Favor of Indemnitee; Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, there shall exist a rebuttable presumption that Indemnitee has met the applicable standard(s) of conduct and is, therefore, entitled to indemnification pursuant to this Agreement, and the burden of proof shall be on the Corporation to establish that Indemnitee has not met such applicable standard(s) of conduct and is not so entitled to indemnification.
8.
No Other Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that (i) Indemnitee did not meet any particular standard of conduct; (ii) Indemnitee did not have any particular belief; or (iii) that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
9.
Nonexclusivity, Etc. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Articles, Bylaws, the Florida Business Corporation Act or any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Corporation will not adopt any amendment to any of its constituent documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.
10.
Liability Insurance. The Corporation will use its commercially reasonable best efforts to procure directors and officers liability insurance, covering Indemnitee for any Losses arising out of an Indemnifiable Event, and covering the Corporation for any Expense Advance made by the Corporation to Indemnitee in respect of any Proceeding. Indemnitee shall be covered by such policy or policies in accordance with its/their terms in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors and officers, including in connection with any “tail” or similar coverage which may be procured in connection with a Change of Control and covering periods after the Change of Control. The procurement, establishment and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation or Indemnitee under this Agreement except to the extent expressly provided in this Agreement, and the execution and delivery of this Agreement by the Corporation and Indemnitee shall in no way limit or affect the rights and obligations of the Corporation under any insurance policies. The Indemnitee shall cooperate with the Corporation and any insurance carrier of the Corporation with respect to any Proceeding. For purposes of this Section, the phrase “use its commercially reasonable best efforts” shall mean that the Corporation shall consider various factors relevant to the procurement of any such insurance, including, without limitation, cost; deductibles and retentions; exclusions and exceptions to coverage and other terms and conditions; corporate litigation trends; and considerations relating to the amounts and types of insurance procured such as its availability in the market and peer group benchmarking and assessment.
11.
Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Indemnitee or Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
12.
Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
13.
Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights. To the extent Indemnitee has been indemnified by the Corporation hereunder and later receives payments from any insurance carrier covering the same Losses so indemnified by the Corporation hereunder, Indemnitee shall immediately reimburse the Corporation hereunder for all such amounts received from the insurer.
14.
Excess Amounts. Notwithstanding anything contained herein to the contrary, Indemnitee shall not be entitled to recover amounts under this Agreement which, when added to the amount of indemnification payments made to, or on behalf of, Indemnitee, under the Articles or Bylaws, in the aggregate exceed the Losses actually and reasonably incurred by Indemnitee (“Excess Amounts”). To the extent the Corporation has paid Excess Amounts to Indemnitee, Indemnitee shall be obligated to immediately reimburse the Corporation for such Excess Amounts.
15.
No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any Proceeding made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles or Bylaws or otherwise) of the amounts otherwise indemnifiable or subject to an Expense Advance hereunder.
16.
Right of Individual Attorney. Except as specifically provided in this Agreement, the Corporation shall not restrict the right of Indemnitee to be represented by and indemnified against the fees and expenses of the attorney of Indemnitee’s choice hereunder.

17.
Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated to:
(a)
indemnify Indemnitee for Losses or Expense Advances to Indemnitee with respect to Proceedings initiated by Indemnitee, including any Proceedings against the Corporation, any entity the Corporation controls or the directors, officers, employees or other indemnitees thereof and not by way of defense, except (i) proceedings for indemnification or advancement of Expenses referenced in Section 2 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); (ii) where the Corporation has joined in or the Board has consented to the initiation of such proceedings; or (iii) as otherwise required by applicable law;
(b)
indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; or
(c)
indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Corporation in violation of Section 16(b) of the Exchange Act, or any similar successor statute.
18.
Allowance for Compliance with SEC Requirements. Indemnitee acknowledges that the U.S. Securities and Exchange Commission (the “SEC”) has expressed the opinion that indemnification of directors and officers from liabilities under the U.S. Securities Act of 1933, as amended (including the rules promulgated thereunder, the “Securities Act”), is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Indemnitee hereby agrees that it will not be a breach of this Agreement for the Corporation to undertake with the SEC in connection with the registration for sale of any stock or other securities of the Corporation from time to time that, in the event a claim for indemnification against liabilities under the Securities Act (other than the payment by the Corporation of expenses incurred or paid by a director or officer of the Corporation in the successful defense of any action, suit or proceeding) is asserted in connection with such securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. Indemnitee further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.
19.
Change in Applicable Law. To the extent that a change in the laws of the State of Florida or the interpretation thereof (whether by statute or judicial decision) permits broader indemnification or advancement of Expenses than is provided under the terms of the Articles, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change in law. In the event of any change in the laws of the State of Florida (whether by statute or judicial decision) which narrows the right of a corporation incorporated in the State of Florida to indemnify a member of its board of directors, an officer, or other agent, such changes, to the extent not required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

20.
Assignment; Continuing and Binding Effect. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Corporation or of any other enterprise at the Corporation’s request. This Agreement shall not be assigned by the Corporation or Indemnitee without the prior written consent of the other party hereto, except that the Corporation may freely assign its rights and obligations under this Agreement to any subsidiary for whom Indemnitee is serving as a director and/or officer thereof; provided, however, that no permitted assignment shall release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors; assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation; spouses; heirs; executors and personal and legal representatives.
21.
Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the full extent permitted by law.
22.
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.
23.
Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding and the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.
24.
Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to the Corporation at its headquarters located at One Independent Drive, Suite 144, Jacksonville, FL 32202, Attention: Senior Vice President, General Counsel (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date of postmark if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require within Indemnitee’s power.

[Remainder of this page intentionally left blank; signatures to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REGENCY CENTERS CORPORATION

By:

Name:

Title:

[INDEMNITEE]

[Signature Page to D&O Indemnification Agreement]